UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: May 19, 2014

(Date of earliest event reported)

Timberline Resources Corporation

(Exact name of registrant as specified in its charter)

Commission File Number: 001-34055

_____________________________________

Delaware	82-0291227
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

101 East Lakeside Avenue

Coeur d’Alene, Idaho 83814

(Address of principal executive offices, including zip code)

 (208) 664-4859

(Registrant’s telephone number, including area code)

 Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 19, 2014, Timberline Resources Corporation (the “Registrant”) received notice from the NYSE MKT LLC (the “Exchange”) that the Company is not in compliance with one of the Exchange’s continued listing standards as set forth in Part 10 of the NYSE MKT Company Guide (the “Company Guide”). Specifically, the Registrant is not in compliance with Section 1003(f)(v) of the Company Guide in that the Exchange has determined that the Registrant’s securities have been selling for a low price per share for a substantial period of time and that the Registrant’s continued listing is predicated on it effecting a reverse stock split of the Registrant’s common stock within a reasonable period of time, which the Exchange has determined to be no later than November 19, 2014.

The Registrant informed the Exchange that in connection with the Registrant’s proposed arrangement with Wolfpack Gold Corp. (“Wolfpack”), whereby the Registrant will acquire all of the issued and outstanding common shares of Wolfpack Gold (Nevada) Corp., a wholly-owned subsidiary of Wolfpack, the Registrant is seeking stockholder approval to effect a reverse stock split to occur at such time and on such ratio as determined by the Registrant’s Board of Directors.

Item 7.01  Regulation FD Disclosure.

On May 23, 2014, the Registrant issued a press release attached hereto as Exhibit 99.1 announcing its receipt of a notice of non-compliance from the NYSE MKT.  In accordance with General Instruction B.2 of Form 8-K, the information set forth herein and in the press releases is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended.  The information set forth in Item 7.01 of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01  Exhibits

Exhibit	Description
99.1	Press Release, dated May 23, 2014*

*This Exhibit relating to Item 7.01 are intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIMBERLINE RESOURCES CORPORATION
Date: May 23, 2014	By:	/s/ Randal Hardy
Randal Hardy Chief Financial Officer and Director